Exhibit 10.5

Execution Version

AMENDMENT NO. 9

TO CREDIT AGREEMENT

THIS AMENDMENT NO. 9 TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 11, 2016 and is entered into among SUNEDISON, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto and the Lenders party hereto, and is acknowledged by the Administrative Agent, and is made with reference to that certain Credit Agreement dated as of February 28, 2014 (as amended through the date hereof, the “Credit Agreement”) among the Borrower, the Lenders, the Administrative Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, the Required Lenders are willing to agree to amend the provisions of the Credit Agreement as set forth herein, upon terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows (with the deletions of the stricken text (if any) indicated in the same manner as the following example: ~~stricken text~~ and with the insertions of additional text (if any) indicated in the same manner as the following example: bold and italics text in the cases of amendments that restate or replace provisions, phrases or other text):

A. The following defined terms in Section 1.01 of the Credit Agreement are deleted: “Apollo Related Agreements”, “First Wind Credit Facility”, “First Wind Subs”, “LAP”, “LAP Acquisition”, “LAP Acquisition Agreements”, “LAP Ancillary Purchases”, “LAP Related Agreements”, “LAP Subs”, “Margin Loan Pledged Equity”, “Margin Loan SPV”, “Net Joint Venture Investment Amount”, “Permitted Borrower Warehouse Agreements”, “Permitted Margin Loan Financing”, “Permitted Warehouse Development Agreement”, “Related Agreements”, “Warehouse Borrower”, “Warehouse Facility”, “Warehouse Holdings”, “Warehouse Project Company”, “Warehouse Projects”, “YieldCo II Intermediate Credit Agreement”, “YieldCo Holdings” and “YieldCo II Holdings”.

B. Each instance in the Credit Agreement of the following phrases is deleted in its entirety: “and the LAP Subs”, “or a LAP Sub”, “and a LAP Sub”, “and a LAP Sub’s”, “YieldCo Holdings” and “YieldCo II Holdings”.

C. Each instance in the Credit Agreement of (i) the phrase “LAP Intercreditor Agreement” is replaced with the phrase “Second Lien Intercreditor Agreement”; (ii) of the phrase “LAP Refinancing Debt” is replaced with the phrase “Second Lien Refinancing Debt”; (iii) of the phrase “LAP Second Lien Agent” is replaced with the phrase “Second Lien Agent”; (iv) of the phrase “LAP Second Lien Credit Agreement” is replaced with the phrase “Second Lien Credit Agreement”; (v) of the phrase “LAP Second Lien Credit Documents” is replaced with the phrase “Second Lien Documents”; and (vi) of the phrase “LAP Second Lien Loan Obligations” is replaced with the phrase “Second Lien Obligations”. Section 1.01 of the Credit Agreement is hereby amended to reflect corresponding changes to the alphabetical order of such defined terms.

D. Clause (II) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is amended and restated as follows:

“(II) an occurrence of a “Fundamental Change” under and as defined in the 2018 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2021 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2020 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2022 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2023 Convertible Senior Notes Indenture, a “Fundamental Change” under and as defined in the 2025 Convertible Senior Notes Indenture, a “Fundamental Change” (or equivalent) under the applicable indenture governing the Permitted Seller Notes, a “Fundamental Change” (or equivalent) under the Apollo Permitted Seller Notes Indenture, or a “Fundamental Change” (or equivalent) under the applicable document governing the Permitted Mandatory Convertible Preferred, or a “Fundamental Change” under and as defined in the Second Lien Convertible Notes Indenture”.

E. The following definitions in Section 1.01 of the Credit Agreement are amended and restated as follows:

“Apollo Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among the Borrower, SEV Merger Sub Inc., a Delaware corporation, and Apollo pursuant to which the SEV Merger Sub Inc. will merge with and into Apollo, subject to the terms and conditions set for therein, as amended prior to the Amendment No. 9 Date.

“Apollo Purchase Agreement” means that certain Purchase Agreement, dated as of July 19, 2015, by and between the Borrower, as “Seller” thereunder, and YieldCo Intermediate, as “Purchaser” thereunder, as amended prior to the Amendment No. 9 Date.

“Cash Collateralize” means to deposit in the Cash Collateral Accounts ~~pledge and deposit with or deliver to the Administrative Agent~~, for the benefit of the L/C Issuer and the Lenders, as applicable, as collateral for the L/C-BA Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).

“Consolidated EBITDA” means, for any period of measurement thereof, for the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ on a consolidated basis, an amount equal to the Consolidated Net Income of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period plus, without duplication:

(1) provision for taxes based on income or profits of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the following, for such period, to the extent deducted in computing such Consolidated Net Income:

(a) the consolidated interest expense of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period (other than interest expense with respect to Non-Recourse Project Indebtedness), whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to Attributable Indebtedness (other than Attributable Indebtedness of any capital lease that constitutes Non-Recourse Project Indebtedness), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Related Swap Contracts in respect of interest rates; plus

(b) the consolidated interest expense of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ (other than interest expense with respect to Non-Recourse Project Indebtedness) that was capitalized during such period; plus

(c) any interest on Indebtedness of another Person that is guaranteed by the Borrower or its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ or secured by a Lien on assets of the Borrower or its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~, whether or not such Guarantee or Lien is called upon; plus

(d) the product of (i) all dividends, whether paid or accrued and whether or not in Cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Equity

Interests) or to the Borrower or a Subsidiary of the Borrower ~~(other than a First Wind Sub or a LAP Sub)~~, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(3) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4) the amount of any restructuring charge or expense and unusual or non-recurring charges or expenses, to the extent that such charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, all as determined for the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ on a consolidated basis in accordance with GAAP; and provided that, notwithstanding anything to the contrary contained herein, the Consolidated EBITDA for any period of measurement thereof shall (x) include the appropriate financial items for any Person or business unit that has been acquired by the Borrower or any of its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ for any portion of such period prior to the date of such acquisition, and (y) exclude the appropriate financial items for any Person or business unit that has been Disposed of by the Borrower or any of its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~, for the portion of such period prior to the date of Disposition.

~~Notwithstanding any of the foregoing to the contrary, for purposes of calculating Consolidated Leverage Ratio for the four-fiscal quarter period ending on:~~

~~(i) December 31, 2014, Consolidated EBITDA shall be equal to Consolidated EBITDA for the fiscal quarter ending on December 31, 2014 multiplied by 4;~~

~~(ii) March 31, 2015, Consolidated EBITDA shall be equal the sum of (x) Consolidated EBITDA for the fiscal quarter ending on December 31, 2014 multiplied by 3 plus (y) Consolidated EBITDA for the fiscal quarter ending on March 31, 2015; and~~

~~(iii) June 30, 2015, Consolidated EBITDA shall be equal the sum of (x) Consolidated EBITDA for the fiscal quarter ending on December 31, 2014 multiplied by 2 plus (y) Consolidated EBITDA for the fiscal quarter ending on March 31, 2015 plus (z) Consolidated EBITDA for the fiscal quarter ending on June 30, 2015.~~

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries, the aggregate of the net income (loss) of the Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) except as set forth in clause (7) below (but, in any event, without duplication with clause (7)), (A) all extraordinary gains and losses and (B) except, without duplication of amounts included in computing such Consolidated Net Income, for Dispositions of Excluded Assets described in clause (i) of the defined term “Excluded Assets” to the extent such Disposition is in the ordinary course of business, all gains and losses realized in connection with any Disposition made pursuant to Section 7.04 or Section 7.05(g) or the Disposition of securities ~~or~~ and (C) the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (or loss) of any Person (other than any Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has a joint or minority interest and of any Person that is an Unrestricted Subsidiary will be excluded, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries during such period;

(3) the net income (or loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) non-cash charges and expenses associated with equity-based compensation plans will be excluded;

(6) non-cash gains and losses attributable to movement in the mark-to-market valuation of Related Swap Contracts pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded; and

(7) Foregone Margin will be included notwithstanding whether such Foregone Margin would be recognized in accordance with GAAP (it being understood and agreed that the Foregone Margin may be recognized and included in the Consolidated Net Income in a period prior to the period in which the related Disposition occurs and, in accordance with the calculation set for in the definition of the term “Foregone Margin”, over time).

For purposes of calculating Consolidated Net Income, (a) all direct sales transactions involving Solar Energy Systems and related assets will be accounted for at the time of sale pursuant to Staff Accounting Bulletin No. 104 and without giving effect to any reserves required under real estate accounting; (b) all sale and leaseback transactions involving Solar Energy Systems and related assets will be accounted for as sales transactions and without giving effect to any reserves required under real estate accounting, in the case of each of clauses (a) and (b), with the result that all deferred revenue and margin from such direct sales and sale and leaseback transactions will be recognized on the date of sale rather than over time; and (c) if any revenue and margin that was recognized on the date of sale rather than over time as a result of the application of clauses (a) or (b) above would not, if such clauses did not apply, be recognized in accordance with GAAP in the applicable future period in which such revenue and margin would otherwise be recognized in accordance with GAAP, then such revenue and margin will be deducted from Consolidated Net Income in such applicable future period.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is ninety-one (91) days after the latest to occur of (i) the date on which the 2025 Convertible Senior Notes mature or, if earlier, the date on which no 2025 Convertible Senior Note is outstanding, (ii) the date on which the 2023 Convertible Senior Notes mature or, if earlier, the date on which no 2023 Convertible Senior Note is outstanding, (iii) the date on which the 2022 Convertible Senior Notes mature or, if earlier, the date on which no 2022 Convertible Senior Note is outstanding, (iv) the date on which the 2020 Convertible Senior Notes mature or, if earlier, the date on which no 2020 Convertible Senior Note is outstanding, (v) the date on which the 2021 Convertible Senior Notes mature or, if earlier, the date on which no 2021 Convertible Senior Note is outstanding, (vi) the date on which the 2018 Convertible Senior Notes mature or, if earlier, the date on which no 2018 Convertible Senior Note is outstanding, (vii) the date on which the Apollo Permitted Seller Notes mature or, if earlier, the date on which no Apollo Permitted Seller Notes are outstanding and, (viii) the date on which the Second Lien Convertible Notes mature, or, if earlier, the date on which no Second Lien Convertible Note is outstanding, and (vix) the Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute a Disqualified Equity Interest solely because the holders of the Equity Interest have the right to require the Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute a Disqualified Equity Interest if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 7.06 hereof. The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that none of the 2018 Convertible Senior Notes, the 2021 Convertible Senior Notes, the 2020 Convertible Senior Notes, the 2022 Convertible Senior Notes, the 2023 Convertible Senior Notes, the 2025 Convertible Senior Notes, the Apollo Permitted Seller Notes or, the Second Lien Convertible Notes, Specified Convertible Bond Exchange Refinancing, any Permitted Refinancing Convertible Bond Indebtedness or any Second Lien Convertible Refinancing Debt of the Borrower shall constitute an Equity Interest by virtue of being convertible into capital stock of the Borrower. For the avoidance of doubt, incentive distribution rights are Equity Interests.

“Excluded Assets” means (i) Solar Energy Systems and products related thereto and components thereof (including any real property interests associated therewith), Equity Interests in Non-Recourse Subsidiaries, services or accounts receivable or sales of joint venture enterprises in each case related to Solar Energy Systems, (ii)

damaged, worn-out or obsolete assets (including the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole), (iii) inventory (including semiconductor wafers, modules, trackers, inverters and other products that the Borrower and its Subsidiaries manufacture and/or sell in the ordinary course of business), (iv) non-exclusive licenses and sublicenses and licenses and sublicenses with regional exclusivity by the Borrower or any of its Subsidiaries of software or intellectual property or other IP Rights, (v) a transfer of assets between or among the Borrower and its Subsidiaries, (vi) an issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to a Subsidiary of the Borrower, (vii) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; (viii) the granting of Liens not prohibited by Section 7.01, (ix) ~~Equity Interests in SSL TopCo~~[reserved], (x) ~~Equity Interests in YieldCo, YieldCo Intermediate, YieldCo II or YieldCo II Intermediate~~ [reserved], (xi) any assets permitted to be Disposed of by Section 7.02(n), Section 7.05(h)(iii) or Section 7.17, (xii) the contribution or deposit of Specified TERP Common Stock to or with the Seller Note SPV permitted by Section 7.02(u), (xiii) the contribution or other Dispositions permitted by Sections 7.05(j), (k), (l) and (n), (xiv) the Sherman Real Estate, and (xv) Cash or Cash Equivalents ~~and (xvi) the contribution or transfer of Margin Loan Pledged Equity permitted by Section 7.02(w)~~.

“Foregone Margin” means the net income (or loss) in connection with the Disposition or planned Disposition of any Solar Energy System (or any Person owning such Solar Energy System) by the Borrower or any of its Subsidiaries to YieldCo, YieldCo Intermediate, ~~YieldCo Holdings,~~ YieldCo II, YieldCo II Intermediate, ~~YieldCo II Holdings~~ a Warehouse Entity or any of their respective subsidiaries, calculated by (a) multiplying (i) the difference between (x) total revenue (as confirmed by an independent appraisal or third party certification) earned or projected to be earned by Borrower and its Subsidiaries from such Disposition and (y) total projected costs of Borrower and its Subsidiaries to construct such Solar Energy System (as determined by Borrower in good faith) by (ii) the estimated percentage of completion of such Solar Energy System at the time of calculation, and (b) subtracting from such product any Foregone Margin attributable to such Solar Energy System previously included in Consolidated EBITDA. For the avoidance of doubt, Foregone Margin is a non-GAAP calculation.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, ~~Guarantee~~ guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor ~~Guarantees~~ guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance (other than for purposes of determining the Net Joint Venture Investment Amount), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but deducting therefrom (A) the amount of any repayments or distributions received on account of such Investment by, or the return on or of capital with respect to, such Investment to, the Person making such Investment, and (B) the profit component of any payments received by the Borrower, directly or indirectly, pursuant to a Contractual Obligation entered into in connection with such Investment; provided that (i) “profit component” shall mean Cash in excess of the cost of property sold, licensed, contributed or otherwise transferred, as applicable, by the Borrower, directly or indirectly, pursuant to a Contractual Obligation in connection with such Investment (with non-exclusive licenses with regional exclusivity of IP Rights being deemed to have no cost for purposes of such calculation) and (ii) such profit component shall only be deducted when actually received in Cash by a Loan Party. Neither (i) any Permitted Project Undertakings or any payment pursuant to and in accordance with the terms of Solar Project Contractual Obligations made by the Borrower or a Subsidiary that is in each case party to such Solar Project Contractual Obligation pursuant to which such Person owns, operates, develops or constructs one or more Solar Energy Systems nor (ii) any loan, advance, deposit or capital contribution of common stock of the Borrower shall be deemed to constitute an Investment.

“Immaterial Subsidiary” means, as of any date, any Subsidiary (i) whose total assets, together with the assets of all other Subsidiaries that are Immaterial Subsidiaries, as of that date, are less than $~~100,000,000~~ 75,000,000, and (ii) whose total revenues, together with the revenues of all other Subsidiaries that are Immaterial Subsidiaries, for the most recently ended 12-month period, are less than $~~100,000,000~~ 75,000,000.

“~~LAP~~ Second Lien ~~Credit~~ Documents” means the “~~Loan~~ Second Lien Documents” as defined in the Intercreditor Agreement ~~LAP Second Lien Credit Agreement~~, as amended, amended and restated, refinanced, supplemented or otherwise modified in accordance with this Agreement and the Intercreditor Agreement.

“~~LAP~~ Second Lien ~~Loan~~ Obligations” means the “Second Lien Obligations” as defined in the Intercreditor Agreement ~~LAP Second Lien Credit Agreement~~.

“Liquid Investments” means (a) cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~, and (b) freely-tradable short-term and long-term Investments of the Borrower and its Subsidiaries ~~(other than the First Wind Subs and the LAP Subs)~~ which are redeemable for cash by the holder thereof in not more than three Business Days, but excluding any Investments in equity securities of any Person or in any fund or investment vehicle that invests in equity securities of any Person.

“Liquidity Amount” means, as of any date of measurement thereof, (A) the aggregate amount (measured at the market value thereof on such date in Dollars, using the applicable Spot Rate on such date with respect to any amounts valued in a currency other than Dollars) of all Liquid Investments on such date, but excluding therefrom any Liquid Investment that is (i) restricted from payment to the Administrative Agent or any Person in satisfaction of the Obligations in any manner, or (ii) otherwise not readily available to the Borrower in cash (including any amounts held by a Subsidiary ~~(other than a First Wind Sub and a LAP Sub)~~ which may not be dividended, loaned or otherwise distributed to the Loan Parties (directly or indirectly) without a prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary’s ~~(other than a First Wind Sub’s and a LAP Sub’s)~~ charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary ~~(other than a First Wind Sub and a LAP Sub)~~ or its equity holders) plus (B) the amount by which the Aggregate Commitments not in excess of $400,000,000 exceed the Outstanding Amount of the Loans and L/C-BA Obligations on such date (it being understood and agreed that any Liquid Investments that is included in the Liquidity Amount pursuant to and in accordance with the foregoing terms of this definition will not be excluded therefrom solely because it is earmarked as “Cash for Construction Projects” on the books and records of the Borrower).

“Non-Recourse Project Indebtedness” means (A) Indebtedness of a Non-Recourse Subsidiary owed to an ~~unrelated~~ a Person that is not an Affiliate with respect to which the creditor has no recourse (including by virtue of a Lien, Guarantee or otherwise) to the Borrower or any other Loan Party other than recourse (i) to any Equity Interest in such Non-Recourse Subsidiary owned by a Loan Party, (ii) by virtue of rights of such Non-Recourse Subsidiary under a Solar Project Contractual Obligation assigned to such creditor, which rights may be exercised pursuant to such Solar Project Contractual Obligation against the Borrower or any other Loan Party that is in each case party to such Solar Project Contractual Obligation as the owner, operator, developer or construction company of the applicable Solar Energy Systems, (iii) pursuant to Permitted Project Undertakings or Permitted Equity Commitments or (iv) pursuant to Specified Surety Bonds, and (B) Indebtedness of SMP owed to an unrelated Person with respect to which the creditor has no recourse (including by virtue of a Lien, Guarantee or otherwise) to the Borrower or any other Loan Party other than recourse to any Equity Interest in such Non-Recourse Subsidiary owned by a Loan Party ~~and (C) Indebtedness under the First Wind Facility~~. Notwithstanding anything herein to the contrary, “Non-Recourse Project Indebtedness” shall not include any Indebtedness incurred, or the proceeds of which are used, to prepay, redeem, purchase, convert, exchange, defease, acquire or otherwise satisfy any Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness.

“Non-Recourse Subsidiary” means:

(a) any Subsidiary of the Borrower that (i) (w) is SMP, (x) is the owner and/or operator of one or more Solar Energy Systems, (y) is the lessee or borrower in respect of Non-Recourse Project Indebtedness financing one or more Solar Energy Systems, and/or (z) develops or constructs one or more Solar Energy Systems, (ii) has no Subsidiaries and owns no material assets other than those assets necessary for the development or operation of such Solar Energy Systems for which it was formed or, in the case of SMP, owns assets necessary for SMP to engage in the business SMP was formed to engage and (iii) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness, and

(b) any Subsidiary that (i) is the direct or indirect owner of all of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (a) above, (ii) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(i) above, (iii) owns no material assets other than those assets necessary for the development or operation of the Solar Energy Systems or, in the case of SMP, owns assets necessary for SMP to engage in the business SMP was formed to engage for which it or its Subsidiaries was formed and (iv) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness.

Each Subsidiary that is a Non-Recourse Subsidiary on the Closing Date is listed on Schedule 1.01(d).

It is understood and agreed that, notwithstanding anything to the contrary, no Subsidiary that is a Loan Party shall be deemed to be a Non-Recourse Subsidiary and no such Subsidiary may be designated or characterized as a Non-Recourse Subsidiary.”

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, shareholders, members, employees, agents, sub-agents, trustees, controlling persons and advisors (including, with respect to the Administrative Agent, any Advisor/Consultant) of such Person and of such Person’s Affiliates.

“Subsidiary” means, except as provided in the immediately next sentence, a Restricted Subsidiary of the Borrower. For purposes of Sections 5.09, 5.12, 5.13, 6.01(a), 6.01(b), 6.09, 7.14 and Section 7.17 only, references to Subsidiaries shall be deemed also to be references to Unrestricted Subsidiaries which are subsidiaries of the Borrower.

“Unrestricted Subsidiary” means (i) YieldCo and YieldCo Intermediate and each of their subsidiaries (including any Non-Recourse Subsidiary that becomes a subsidiary of YieldCo and/or YieldCo Intermediate, at which time such subsidiary shall cease to be a Non-Recourse Subsidiary hereunder and become an Unrestricted Subsidiary), (ii) ~~SSL TopCo and each subsidiary of SSL TopCo~~ [reserved], (iii)

YieldCo II and YieldCo II Intermediate and each of their subsidiaries (including any Non-Recourse Subsidiary that becomes a subsidiary of YieldCo II and/or YieldCo II Intermediate, at which time such subsidiary shall cease to be a Non-Recourse Subsidiary hereunder and become an Unrestricted Subsidiary), (iv) the Seller Note SPV, (v) any Warehouse Entity ~~Warehouse Holdings and the Warehouse Borrower and each of their subsidiaries (including any Non-Recourse Subsidiary that becomes a Warehouse Project Company and a subsidiary of Warehouse Holdings and/or the Warehouse Borrower, at which time such subsidiary shall cease to be a Non-Recourse Subsidiary hereunder and become an Unrestricted Subsidiary),~~ and (vi) ~~the Margin Loan SPV and (vii)~~ the Apollo Subs (provided, that, upon a one-time irrevocable written notice to the Administrative Agent, the Borrower may elect to have one or more Apollo Subs cease to be deemed “Unrestricted Subsidiaries”; whereupon such Apollo Subs shall become “Subsidiaries” and “Restricted Subsidiaries” for all purposes hereunder (and such election shall constitute the incurrence by such Apollo Subs at the time of such election of any Indebtedness and Liens of such Apollo Subs existing at such time). Each Unrestricted Subsidiary in existence on the Closing Date is listed on Schedule 1.01(c). It is understood and agreed that, notwithstanding anything to the contrary, no Unrestricted Subsidiary may guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of a Loan Party or any Restricted Subsidiary thereof (including, without limitation, the Convertible Senior Notes and the Permitted Refinancing Convertible Bond Indebtedness), and no Unrestricted Subsidiary may guarantee, incur, assume, purchase, exchange, acquire, defease or become an obligor or pledgor of assets with respect to any Convertible Senior Notes or Permitted Refinancing Convertible Bond Indebtedness.

“YieldCo Intermediate” means TerraForm Power, LLC (f/k/a SunEdison Yieldco, LLC), a Delaware limited liability company~~, a subsidiary of the Borrower and the parent company of one or more subsidiaries that own and operate Alternative Fuel Energy Systems~~.

F. Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in their appropriate alphabetical place:

“Advisor/Consultant” has the meaning specified in Section 6.11.

“Amendment No. 9 Date” means January 11, 2016.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of the Borrower at the Administrative Agent or other depository bank subject to a control agreement and otherwise established in a manner satisfactory to the Administrative Agent.

“Credit Agreement Performance LC/BA” means a Letter of Credit or Bankers’ Acceptance that secures or supports the performance of bids, trade contracts, solar or alternative energy incentive reservations, utility queue interconnection positions, interconnection agreements, power purchase agreements, engineering and procurement contracts and operation and maintenance contracts (including covering losses arising from a default in completing such contracts), leases (in each case not constituting debt for borrowed money or guarantees of such debt), statutory obligations, surety and appeal bonds and performance bonds and other obligations (other than payment of money) of a like nature (in each case incurred in the ordinary course of business and not constituting debt for borrowed money or guarantees of such debt). Notwithstanding any of the foregoing to the contrary, in no event shall a Credit Agreement Performance LC/BA include a Letter of Credit or Bankers’ Acceptance that secures or supports (i) obligations of a Person to make capital contributions for Solar Energy Systems under construction or in development or (ii) debt for borrowed money or guarantees of such debt.

“Credit Agreement Non-Performance LC/BA” means a Letter of Credit or Bankers’ Acceptance that is not a Credit Agreement Performance LC/BA.

“Credit Agreement Non-Performance LC/BA Cap” means the lesser of (i) 15% of the Aggregate Commitments then in effect and (ii) $112,500,000.

“Designated Debt-For-Equity Exchange” means an exchange or conversion of any Indebtedness of the Borrower or any of its Subsidiaries solely for or into common Equity Interests in the Borrower.

“Designated IPP Assets” means the Equity Interests held by Silver Ridge Power, LLC, a Delaware limited liability company, and the Equity Interests in, and the assets held by, each of the subsidiaries of Silver Ridge Power, LLC (other than the Equity Interests in, and assets held by, (i) AES Solaire France, SAS, an entity organized under the laws of France, and its subsidiaries, (ii) SRP Italia Holdings, an entity organized under the laws of The Netherlands, and its subsidiaries), (iii) Rogerione Investments Ltd., an entity organized under the laws of Cyprus, and its subsidiaries, and (iv) AES Solar Hellas Energy SA, an entity organized under the laws of Greece and its subsidiaries.

“Existing Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of August 11, 2015, among the Borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders from time to time party thereto (as amended or otherwise modified prior to the Amendment No. 9 Date).

“Existing Margin Loan Agreement” means that certain Margin Loan Agreement, dated as of January 29, 2015, among SUNE ML 1, LLC, Deutsche Bank AG, London Branch, as administrative agent, and the lenders from time to time party thereto (as amended or otherwise modified prior to the date Amendment No. 9 Date).

“June 30, 2016 Cash Collateral Amount” has the meaning specified in Section 6.20(b)(1).

“March 31, 2016 Cash Collateral Amount” has the meaning specified in Section 6.20(a).

“Loan Party Service Providers” means NVT Licenses, LLC, a Delaware limited liability company, Team-Solar, Inc., a California corporation, SunEdison Contracting LLC, a Delaware limited liability company, and NVT LLC, a Delaware limited liability company.

“Other Pari Passu Lien Debt” has the meaning ascribed to such term in the Intercreditor Agreement.

“Other Pari Passu Lien Debt Documents” has the meaning ascribed to such term in the Intercreditor Agreement.

“Second Lien Convertible Refinanced Debt” has the meaning specified in Section 7.03(t).

“Second Lien Convertible Refinancing Debt” has the meaning specified in Section 7.03(t).

“Poly/Crystal/Module JV” has the meaning specified in Section 7.02(o).

“Second Lien Convertible Notes” means the 5.00% guaranteed convertible senior secured notes due July 2, 2018 in an initial aggregate principal amount of $225,000,000 issued by the Borrower on the Amendment No. 9 Date.

“Second Lien Convertible Notes Indenture” means the Indenture, substantially in the form attached as Exhibit XX, with such changes as are reasonably satisfactory to the Administrative Agent, by and between the Borrower and Wilmington Trust, National Association, as Trustee, governing and pursuant to which the Second Lien Convertible Notes are issued.

“Second Lien Convertible Refinanced Debt” has the meaning specified in Section 7.03(a).

“Second Lien Convertible Refinancing Debt” has the meaning specified in Section 7.03(a).

“Second Lien Warrant” means a “Warrant” under (and as defined in) the Second Lien Credit Agreement (as in effect on the Amendment No. 9 Date) issued to a Second Lien Warrant Holder pursuant to Section 6.19 thereof (as is in effect on the Amendment No. 9 Date).

“Specified Convertible Bond Exchange Refinancing” means any Indebtedness that refinances any Convertible Senior Notes (other than the Apollo Permitted Seller Notes), which refinancing is effected by a cashless (other than with respect to closing fees and expenses) exchange of such Convertible Senior Notes being refinanced for such refinancing Indebtedness so long as (i) no such refinancing

Indebtedness shall be incurred or guaranteed by any Subsidiary of the Borrower (including, for the avoidance of doubt, any Unrestricted Subsidiary), (ii) such refinancing Indebtedness does not amortize, (iii) the maturity of such refinancing Indebtedness shall be no earlier than the maturity of the Second Lien Obligations as in effect on the Amendment No. 9 Date, (iv) the other material terms (taken as a whole) of any such refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Second Lien Obligations, (v) the interest rate applicable to any such refinancing Indebtedness does not exceed the then applicable market interest rate and (vi) the aggregate outstanding principal amount of all such refinancing Indebtedness does not exceed $500,000,000 at any time.

“Second Lien Warrant Holder” means a “Warrant Holder” under (and as defined in) the Second Lien Credit Agreement (as in effect on the Amendment No. 9 Date).

“Termination Date” has the meaning specified in Section 9.10(a)(i).

“Warehouse Entity” means any entity that purchases Solar Energy Systems or Non-Recourse Subsidiaries from the Borrower or any of its Subsidiaries in advance of a planned Disposition of such Solar Energy Systems or Non-Recourse Subsidiaries to YieldCo or YieldCo II, or any of their respective subsidiaries.

“Weekly LC/BA Report” means an officer’s certificate executed on behalf of the Borrower by a Responsible Officer attaching and certifying as true and correct (i) a list of each Credit Agreement Performance LC/BA that is outstanding as of the Friday immediately preceding the delivery of such Weekly LC/BA Report (and the undrawn amount of each such outstanding Letter of Credit and the maximum amount of each such outstanding Bankers’ Acceptance, in each case constituting Credit Agreement Performance LC/BAs) and (ii) a list of each Credit Agreement Non-Performance LC/BA that is outstanding as of the Friday described in clause (i) above (and the undrawn amount of each such outstanding Letter of Credit and the maximum amount of each such outstanding Bankers’ Acceptance, in each case constituting Credit Agreement Non-Performance LC/BAs), together with (A) a description of the purpose and nature of each Credit Agreement Non-Performance LC/BA and the obligations supported or secured thereby and (B) for each Letter of Credit with an undrawn amount greater than $25,000,000 and each Bankers’ Acceptance Credit with a maximum amount greater than $25,000,000, (x) a description of the purpose and nature of such Letter of Credit or Bankers’ Acceptance if such Letter of Credit or Bankers’ Acceptance is a Credit Agreement Performance LC/BA and (y) a description of the circumstances that could give rise to a right of the beneficiary of such Letter of Credit or Bankers’ Acceptance to draw or demand payment thereunder, which certificate shall be in a form approved in accordance with Section 6.02(h).

“313 Facility” means unsecured loans made by 313 Acquisition LLC, a Delaware limited liability company, as stockholder of Apollo, or an Affiliate thereof, borrowed and/or guaranteed by the Loan Parties, in an aggregate principal amount of up to $250,000,000.

“$650 million Excess Cash Collateral Amount” has the meaning specified in Section 6.20(b)(2).

G. Section 2.03(b)(i) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; (G) (1) the purpose and nature of the requested Letter of Credit, (2) the obligations supported or secured thereby, and (3) whether the requested Letter of Credit is a Credit Agreement Performance LC/BA or a Credit Agreement Non-Performance LC/BA; and (H) such other matters as the L/C Issuer may require. Each request by the Borrower for an initial issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit Application for the L/C-BA Credit Extension so requested (x) contains the true and correct description of the purpose and nature of the requested Letter of Credit and of the obligations supported or secured thereby and (y) correctly identifies such Letter of Credit as a Credit Agreement Performance LC/BA or a Credit Agreement Non-Performance LC/BA, as the case may be. If the applicable L/C issuer determines, in its sole and absolute discretion, that a Letter of Credit Application fails to include in sufficient detail the description of the purpose of the requested Letter of Credit or Bankers’ Acceptances to support the characterization of such Letter of Credit or Bankers’ Acceptances as a Credit Agreement Performance LC/BA or a Credit Agreement Non-Performance LC/BA, the L/C Issuer may elect not to issue the requested Letter of Credit or Bankers’ Acceptance in its sole and absolute discretion. Notwithstanding anything herein or otherwise to the contrary, none of the L/C Issuers, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible to the Borrower, any other Loan Parties or their Subsidiaries, any of the Lenders or any other Person for its election not issue the requested Letter of

Credit or Bankers’ Acceptance as described in the immediately preceding sentence. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.”

H. Section 2.03(c)(v) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(v) Each Lender’s obligation to make Committed Loans or L/C-BA Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) whether any Letter of Credit or Bankers’ Acceptance has been correctly identified as a Credit Agreement Performance LC/BA or a Credit Agreement Non-Performance LC/BA, or ~~(C)~~(D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans (other than deemed L/C-BA Borrowings pursuant to Section 2.03(c)(iii)) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02. No such making of an L/C-BA Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.”

I. Section 2.05(e) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(e) ~~Subject to last sentence hereof,~~ N~~n~~o later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (excluding Net Asset Sale Proceeds from the Apollo TERP Sale), the Borrower shall apply 100% of the Net Asset Sale Proceeds received to make prepayments in accordance with Section 2.05(h); provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $100,000,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to use such Net Asset Sale Proceeds for permitted acquisitions, Capital Expenditures or otherwise reinvest such Net Asset Sale Proceeds in other assets that are not classified as current assets, in each case, (x) that are used or useful in the business of the Borrower and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise Disposed of was Collateral, within one year of receipt of such Net Asset Sale Proceeds (subject to, if the Borrower or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one-year period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within 180 days, an extension for a period of up to an additional 180 days from the end of such one-year period). ~~Notwithstanding any of the foregoing in this clause (e), to the extent the Net Asset Sale Proceeds also constitute Net Debt/Equity Proceeds under (and as defined in) the LAP Second Lien Credit Agreement that are required to be applied to the prepayment of the LAP Second Lien Obligations pursuant to Section 2.05(d) of the LAP Second Lien Credit Agreement, such Net Asset Sale Proceeds shall be first applied to the LAP Second Lien Obligations pursuant to Section 2.05(h) of the LAP Second Lien Credit Agreement and, notwithstanding anything to the contrary, any balance of such Net Asset Sale Proceeds after so applied to the LAP Second Lien Obligations shall not be retained by the Borrower but instead shall be applied to make prepayments pursuant to the foregoing clause (e) and in accordance with Section 2.05(h) hereof).~~”

J. Section 5.22 of the Credit Agreement is amended and restated to read in its entirety as follows:

“5.22 ~~Apollo Related Agreements~~ Second Lien Documents. The Borrower has delivered to the Administrative Agent complete and correct copies of ~~(i)~~ each ~~LAP Related Agreement~~ Second Lien Document and of all exhibits and schedules thereto in effect as of the Amendment No. ~~8~~ 9 Date ~~and copies of any material amendment, restatement, supplement or other modification to or waiver of each LAP Related Agreement entered into after the Amendment No. 8 Date and on or prior to the date of the consummation of the LAP Acquisition, and (ii) each Apollo Related Agreement in effect as of the Amendment No. 8 Date and copies of any material amendment, restatement, supplement or other modification to or waiver of each Apollo Related Agreement entered into after the Amendment No. 8 Date and on or prior to the date of the consummation of the Apollo Acquisition~~.”

K. Article V of the Credit Agreement is further amended by inserting therein new Section 5.23, which shall read in its entirety as follows:

“5.23 Credit Agreement Performance LC/BAs and Non-Performance LC/BAs. The true and correct list of the largest five Letters of Credit and Bankers’ Acceptances outstanding as of the Amendment No. 9 Date (measured, in the case of a Letter of Credit, by the aggregate amount available to be drawn thereunder and, in the case of a Bankers’ Acceptance, by the maximum aggregate amount which may become payable by an L/C Issuers thereunder), in each case together with a true and correct description of the purpose and nature thereof and of the obligations supported or secured thereby and a true and correct description of the circumstances that could give rise to a right of the beneficiary thereof to draw or demand payment thereunder, is set forth on Schedule 5.23 attached hereto.”

L. Section 6.01(a) and (b) of the Credit Agreement are amended and restated to read in their entirety as follows:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, which financial statements shall include, commencing with the annual financial statement for the fiscal year ending December 31, 2014, any adjustments necessary to eliminate the assets, liabilities and results of operation of Unrestricted Subsidiaries~~, the First Wind Subs and the LAP Subs~~ (which may be in footnote form only) from such consolidated balance sheet and the related consolidated statements of income or operations and cash flows;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2014), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, which financial statements shall include (commencing (i) with respect to SSL TopCo and its subsidiaries, with the first quarterly financial statement to be delivered after the initial public offering of Equity Interest in SSL TopCo, (ii) with respect to YieldCo and its subsidiaries, with the first quarterly financial statement to be delivered after the initial public offering of Equity Interest in YieldCo and (iii) with respect to YieldCo II and its subsidiaries, with the first quarterly financial statement to be delivered after the initial public offering of Equity Interest in YieldCo II) any adjustments necessary to eliminate the assets, liabilities and results of operation of Unrestricted Subsidiaries~~, the First Wind Subs and the LAP Subs~~ (which may be in footnote form only) from such consolidated balance sheet and the related consolidated statements of income or operations and cash flows;

M. Section 6.02(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a) ~~[reserved]~~ concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2015), segment financial statements, prepared by management, setting forth by revenue and gross profit during the period covered by such financial statements (in form approved by the Administrative Agent on or prior to the Amendment No. 9 Date) generated by:

(i) sales of Solar Energy Systems and products related thereto and components thereof (including any real property interests associated therewith), Equity Interests in Non-Recourse Subsidiaries, services or accounts receivable or sales of joint venture enterprises in each case related to Solar Energy Systems (including megawatts of renewable power sold);

(ii) operations and maintenance services and asset management services (including megawatts of renewable power under management); and

(iii) solar materials business segment;

which shall be attached to, and certified by the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower in, the Compliance Certificate.”

N. Section 6.02 of the Credit Agreement is amended by:

(i) deleting the word “and” at the end of clause (g) thereof;

(ii) re-lettering clause (h) as clause (j); and

(i) inserting new clause (h), which shall read in its entirety as follows:

“(h) on Tuesday of each week (or if such date is not a Business Day, on the immediately next Business Day) (commencing with February 9, 2016), deliver to the Administrative Agent (to be made available to Lenders) by 5:00 p.m. the Weekly LC/BA Report. If upon review of such Weekly LC/BA Report (i) any Lender reasonably requests further information or documents pertaining to any Letter of Credit or Bankers’ Acceptance listed on the Weekly LC/BA Report (including without limitation any request for documents that govern or evidence obligations supported or secured by a particular Letter of Credit or Bankers’ Acceptance) and the Borrower fails to provide such information or documents to the reasonable satisfaction of the requesting Lender on or prior to the fifth Business Day following such request, the Letter of Credit or Bankers’ Acceptance that is the subject of such request shall be deemed a Credit Agreement Non-Performance LC/BA and shall be characterized as a Credit Agreement Non-Performance LC/BA in the Weekly LC/BA Report delivered on the following Tuesday and, with respect to any Letter of Credit or Bankers’ Acceptance that has been deemed and recharacterized as a Credit Agreement Non-Performance LC/BA in accordance with the foregoing after June 30, 2016, (A) the Borrower shall deposit by 5:00 p.m. on the date which is three Business Days following such determination in a Cash Collateral Account any additional amounts to Cash Collateralize the amounts by which the amount of such additional Credit Agreement Non-Performance LC/BA, together with the aggregate amount of all other Credit Agreement Non-Performance LC/BAs, exceeds the Credit Agreement Non-Performance LC/BA Cap; provided, that if the Borrower later provides such information or documents and the requesting Lender determines that such Letter of Credit or Bankers’ Acceptance would be correctly deemed and characterized as a Credit Agreement Performance LC/BA, any such additional amounts deposited in a Cash Collateral Account in respect of such Letter of Credit or Bankers’ Acceptance shall be released and returned to the Borrower following a written request therefor by the Borrower to the Administrative Agent and such Letter of Credit or Bankers’ Acceptance may be deemed and characterized as a Credit Agreement Performance LC/BA in each Weekly LC/BA Report subsequent to such determination; or (ii) the Required Lenders determine, in their sole and absolute discretion, based on the information presented in the Weekly LC/BA Report, that any Letter of Credit or Bankers’ Acceptance is incorrectly deemed and characterized as a Credit Agreement Performance LC/BA, such Letter of Credit or Bankers’ Acceptance shall be deemed and characterized as a Credit Agreement Non-Performance LC/BA in each Weekly LC/BA Report subsequent to such determination and, for each such Letter of Credit or Bankers’ Acceptance deemed and recharacterized as a Credit Agreement Non-Performance LC/BA following June 30, 2016, the Borrower shall deposit by 5:00 p.m. on the date which is five Business Days following such determination in a Cash Collateral Account any additional amounts to Cash Collateralize the amounts by which the amount of such additional Credit Agreement Non-Performance LC/BA, together with all the aggregate amount of all other Credit Agreement Non-Performance LC/BAs, exceeds the Credit Agreement Non-Performance LC/BA Cap.

Prior to the delivery of the initial Weekly LC/BA Report on February 9, 2016, Borrower shall deliver to the Administrative Agent no later than 5:00 p.m. on January 22, 2016 (to be made available to the Lenders) a proposed form of Weekly LC/BA Report (for purposes of such proposed form, no information shall be required with respect to any Credit Agreement Non-Performance LC/BAs with a face amount of less than $1,000,000), and each Lender not providing comments to or requesting further information or detail be included in such proposed form of Weekly LC/BA Report prior to 5:00 p.m. on February 5, 2016 shall be deemed to have approved such form, including as to the specificity of any description of purpose of such Letters of Credit and Bankers’ Acceptances and any descriptions of the circumstances that could give rise to a right of the beneficiary of any Credit Agreement Performance LC/BA to draw or demand payment thereunder.”

O. Section 6.04 of the Credit Agreement is amended and restated to read in its entirety as follows:

“6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, that, in the case of any obligations or liabilities of a Non-Recourse Subsidiary, solely to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.”

P. Section 6.11 of the Credit Agreement is amended and restated to read in its entirety as follows:

“6.11 Inspection Rights. As to Loan Parties only, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Without limiting the generality of this Section 6.11 and in addition hereto, ~~it is understood and agreed that a financial advisor to~~ the Administrative Agent or its counsel may retain, at any time and from time to time, a financial advisor or turnaround consultant (an “Advisor/Consultant”), it being ~~is~~ understood and agreed that such Advisor/Consultant is a representative or an independent contractor of the Administrative Agent for all purposes of this Section 6.11.”

Q. Section 6.13(b) of the Credit Agreement is amended by replacing the following phrase:

“(or if YieldCo Holdings, YieldCo II Holdings or any other new Subsidiary is formed to hold any Equity Interests in SSL TopCo, YieldCo, YieldCo Intermediate, YieldCo II or YieldCo II Intermediate (in which case such Subsidiary must be a Domestic Subsidiary))”

appearing therein, with the following phrase:

“(or if ~~YieldCo Holdings, YieldCo II Holdings or~~ any ~~other~~ new Subsidiary is formed to hold any Equity Interests in ~~SSL TopCo,~~ YieldCo, YieldCo Intermediate, YieldCo II or YieldCo II Intermediate (in which case such Subsidiary must be a Domestic Subsidiary))”.

R. Section 6.13 of the Credit Agreement is amended by replacing the following paragraph:

“Notwithstanding anything in this Section 6.13 to the contrary, any Subsidiary (including any Excluded Subsidiary) that Guarantees any Indebtedness permitted pursuant to Section 7.03(h) or (l) shall also Guarantee the Obligations pursuant to the terms of this Agreement and the other Loan Documents.”

appearing therein with the following paragraph:

“Notwithstanding anything in this Section 6.13 to the contrary, any Subsidiary (including any Excluded Subsidiary) that Guarantees any Indebtedness permitted pursuant to Section 7.03(g)(i) and (iii), (h) ~~or~~, (l) or (v) shall also Guarantee the Obligations pursuant to the terms of this Agreement and the other Loan Documents.”

S. Section 6.14(c) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(c) Notwithstanding anything to the contrary, the Borrower and each Loan Party shall be required to pledge its Equity Interests in (A) a Non-Recourse Subsidiary unless (and so long as) such pledge of such Equity Interests is prohibited by the terms of any Non-Recourse Project Indebtedness of such Non-Recourse Subsidiary, (B) YieldCo and YieldCo Intermediate (provided; that (1) with respect to the Equity Interests in YieldCo and YieldCo Intermediate that are released from Liens securing obligations under the Existing Margin Loan Agreement on the Amendment No. 9 Date, all actions required by the Administrative Agent to perfect its Lien on such Equity Interests shall be taken within 30 calendar days (as such period may be extended by the Administrative Agent in its sole discretion) after the Amendment No. 9 Date and (2) notwithstanding any previous release of the Administrative Agent’s Liens on the Equity Interests in YieldCo and YieldCo Intermediate in connection with such Equity Interests being provided as collateral securing the Permitted Seller Notes, such Equity Interests shall be pledged by each applicable Loan Party, and all actions required by the Administrative Agent to perfect its Lien on such Equity Interests shall be taken, within 30 calendar days (as such period may be extended by the Administrative

Agent in its sole discretion) after the release of the applicable Equity Interests from the Liens granted under the Permitted Seller Notes), (C) ~~SSL TopCo not to exceed sixty-five percent (65%) of the issued and outstanding Equity Interests in SSL TopCo~~ each of the Loan Party Service Providers, (D) YieldCo II and YieldCo II Intermediate~~; provided that if YieldCo II or YieldCo II Intermediate is a Controlled Foreign Corporation (as defined in the Pledge and Security Agreement), such pledge shall not exceed sixty-five percent (65%) of the issued and outstanding Equity Interests in YieldCo II or YieldCo II Intermediate, as applicable~~, (E) the Intermediate Holdings, (F) any Warehouse Entity ~~Warehouse Holdings~~ (if any Equity Interest therein is directly held or owned by the Borrower or a Guarantor), (G) First Wind Holdings, and (H) Apollo Holdings and all Equity Interests held by Apollo Holdings, ~~and (I) the Margin Loan SPV (it being understood and agreed that, notwithstanding any previous release of the Administrative Agent’s Liens on the Equity Interests in YieldCo and YieldCo Intermediate relating to such Equity Interests being provided as collateral securing the Permitted Seller Notes or Permitted Margin Loan Financing, such Equity Interests shall be pledged by each applicable Loan Party, and all actions required by the Administrative Agent to perfect its Lien on such Equity Interests shall be taken, within 30 calendar days (as such period may be extended by the Administrative Agent in its sole discretion) after (i) March 1, 2015, if the applicable Equity Interest are not pledged to secure the Permitted Seller Notes or Permitted Margin Loan Financing, as applicable, prior to March 1, 2015 or (ii) the release of the applicable Equity Interests from the Liens granted under the Permitted Seller Notes or Permitted Margin Loan Financing, as applicable)~~. If the Equity Interests in any Non-Recourse Subsidiary have been pledged in accordance with this Section (in each case excluding, for the avoidance of doubt, any Equity Interests in any Loan Party or any Unrestricted Subsidiary, including YieldCo, YieldCo II, YieldCo Intermediate and YieldCo II Intermediate, to which this sentence shall not apply) and such Non-Recourse Subsidiary later enters into, or informs the Administrative Agent that it intends to enter into, Non-Recourse Project Indebtedness, then the Administrative Agent shall release its Lien on the Equity Interests in such Non-Recourse Subsidiary to the extent the pledge of such Equity Interests would not be permitted by the terms of such Non-Recourse Project Indebtedness, and the Administrative Agent is expressly authorized by the Lenders to take such actions as are necessary to effectuate each such release. Notwithstanding anything to the contrary, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective to release Liens on the Equity Interests in YieldCo, YieldCo II, YieldCo Intermediate or YieldCo II Intermediate that constitute Collateral in order for such Equity Interests to be provided as collateral securing any Indebtedness (other than Obligations, the Second Lien Obligations and any Specified Convertible Bond Exchange Refinancing).”

T. Section 6.14 of the Credit Agreement is further amended to insert new clause (e) therein, which shall read in its entirety as follows:

“(e) Notwithstanding anything in this Section 6.14 to the contrary, except for the “Fronting Compensation Fee Account” (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 9 Date) and funds on deposit therein, which constitute collateral securing Second Lien Obligations but do not constitute Collateral securing Obligations hereunder, Collateral securing Obligations and the collateral securing the Second Lien Obligations shall be identical and no Loan Party shall grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Obligations hereunder.”

U. Section 6.19 of the Credit Agreement is amended and restated to read in its entirety as follows:

“6.19 ~~Designation of SSL TopCo and its subsidiaries as Subsidiaries. If the initial public offering of the Equity Interests in SSL TopCo is not consummated on or before September 30, 2014, SSL TopCo and its subsidiaries will each become a Restricted Subsidiary hereunder on September 30, 2014. Within 15 Business Days following September 30, 2014,~~

~~(a) all Equity Interests in SunEdison Semiconductor, LLC, a Delaware limited liability company (“SunEdison Semiconductor USA”), shall be transferred to the Borrower so that the Borrower directly owns all issued and outstanding Equity Interests in SunEdison Semiconductor USA;~~

~~(b) SunEdison Semiconductor USA shall become a Guarantor and a party to the Pledge and Security Agreement pursuant to documents contemplated by Section 6.13 and shall take such actions and execute such documents as are necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in SunEdison Semiconductor USA’s real property and the Collateral described in the Pledge and Security Agreement and any other Security Document;~~

~~(c) SunEdison Semiconductor USA shall execute and deliver Mortgages with respect to each real property located at 501 Pearl Drive, St. Peters, Missouri; and~~

~~(d) Borrower shall provide supplements, schedules and updates to the Pledge and Security Agreement to cause all Equity Interests in SunEdison Semiconductor USA to be pledged and to deliver such filings, certificates, stock powers and other documents, all as are reasonably necessary or desirable to perfect the Lien of the Administrative Agent for the benefit of the Secured Parties in such Equity Interests.~~

Cash Collateral Accounts. Maintain at least three Cash Collateral Accounts.”

V. Article VI of the Credit Agreement is further amended by inserting therein new Section 6.20 and Section 6.21, which shall read in their entirety as follows:

“6.20 Cash Collateral for Excess Credit Agreement Non-Performance LC/BAs and Excess L/C-BA Obligations.

(a) Deposit in a Cash Collateral Account, by 5:00 p.m. on March 31, 2016, an amount by which (A) the sum of the aggregate undrawn amount of the outstanding Letters of Credit and the maximum amount of the outstanding Bankers’ Acceptances constituting in each case Credit Agreement Non-Performance LC/BAs, and all Unreimbursed Amounts, including all L/C-BA Borrowings, as of such time exceeds (B) the lesser of (i) 25% of the Aggregate Commitments then in effect and (ii) $187,500,000 (such excess amount, the “March 31, 2016 Cash Collateral Amount”),

(b) deposit in a Cash Collateral Account, by 5:00 p.m. on June 30, 2016:

(1) an amount by which (A) the sum of the aggregate undrawn amount of the outstanding Letters of Credit and the maximum amount of the outstanding Bankers’ Acceptances constituting in each case Credit Agreement Non-Performance LC/BAs, and all Unreimbursed Amounts, including all L/C-BA Borrowings, as of such time exceeds (B) the sum of the Credit Agreement Non-Performance LC/BA Cap plus the March 31, 2016 Cash Collateral Amount to the extent on deposit in a Cash Collateral Account (such excess amount, the “June 30, 2016 Cash Collateral Amount”) provided, that to the extent the amount calculated under the foregoing clause (B) exceeds the amount calculated under the foregoing clause (A), such excess amount shall be released and returned to the Borrower following a written request therefor by the Borrower to the Administrative Agent setting forth in reasonable detail the calculation of such excess, and

(2) an amount by which (A) the L/C-BA Obligations as of such time exceed (B) the sum of (I) $650,000,000 plus (II) the March 31, 2016 Cash Collateral Amount (if any) and the June 30, 2016 Cash Collateral Amount (if any) to the extent on deposit in a Cash Collateral Account (such excess amount, the “$650 million Excess Cash Collateral Amount”), and

(c) maintain:

(1) (other than as released pursuant to the proviso of the foregoing clause (b)(1)) the March 31, 2016 Cash Collateral Amount and the June 30, 2016 Cash Collateral Amount as Collateral for the L/C-BA Obligations, with such Cash Collateral to be released and returned to the Borrower (following a written request therefor by the Borrower to the Administrative Agent setting forth in reasonable detail the calculation of the amount to be returned) as and when (and to the extent) each Letter of Credit or Bankers’ Acceptance constituting in each case Credit Agreement Non-Performance LC/BAs that is set forth in the first Weekly LC/BA Report delivered pursuant to Section 6.02(h) expires, is cancelled or is returned (except to the extent an L/C Issuer honors any such Letter of Credit or pays any such Bankers’ Acceptance, and in such case, the Administrative Agent shall permit that such L/C Issuer be reimbursed from the March 31, 2016 Cash Collateral Amount and the June 30, 2016 Cash Collateral Amount to the extent on deposit in a Cash Collateral Account); and

(2) the $650 million Excess Cash Collateral Amount as Collateral for the L/C-BA Obligations (it being understood and agreed that (x) any such Cash Collateral from the $650 million Excess Cash Collateral Amount (and any additional Cash Collateral deposited pursuant to the below clause (y)) is to be released and returned to the Borrower (following a written request therefor by the Borrower to the Administrative Agent setting forth in reasonable detail the calculation of the amount to be returned) as and when (and to the extent) an amount by which (A) the sum of (I) $650,000,000 plus (II) the March 31, 2016 Cash Collateral Amount (if any) and the June 30, 2016 Cash Collateral Amount (if any) to the extent on deposit in a Cash Collateral Account as of any date of determination exceeds (B) the L/C-BA Obligations as of such date and (y) the Borrower shall deposit in the Cash Collateral Account an amount by which (A) the L/C-BA Obligations as of any date of determination exceed (B) the sum of (I) $650,000,000 plus (II) the March 31, 2016 Cash Collateral Amount (if any) and the June 30, 2016 Cash Collateral Amount (if any) to the extent on deposit in a Cash Collateral Account, within three Business Days following a Weekly LC/BA Report based on which the foregoing calculation results in an excess.”

“6.21 Management Services and Operation and Maintenance Service Providers. In the event that the Borrower or any Subsidiary provides management services or operations and maintenance services for one or more solar projects in the continental United States, direct the applicable counterparty under such management services agreement or operations and maintenance agreement to pay all amounts owed to such service provider into an account of a Loan Party Service Provider that has been pledged to the Administrative Agent as security for the Obligations and is subject to a control agreement pursuant to the Security Documents; provided, that Borrower shall be afforded forty-five (45) days following the Amendment No. 9 Date to cause compliance with the foregoing with respect to any management services or operations and maintenance services being provided prior to the Amendment No. 9 Date.”

W. Introductory paragraph to Article VII of the Credit Agreement is amended to read in its entirety as follows:

“So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding (other than Letters of Credit and Bankers’ Acceptances as to which other arrangements satisfactory to the L/C Issuer shall have been made (which arrangements may include, in the L/C Issuer’s discretion, Cash Collateral or backstop letters of credit satisfactory to the L/C Issuer in an amount equal to 102.5% of the then Outstanding Amount of all L/C-BA

Obligations)), the Borrower shall not, nor shall it permit any Material Subsidiary (in the case of Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.08, 7.09, 7.12, 7.13~~, 7.14~~ and 7.15) or Subsidiary (in the case of Sections 7.06, 7.07, 7.10, 7.14, 7.16 and 7.17) to:”

X. Section 7.01(u) through the end of Section 7.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

(u) Liens securing Indebtedness permitted under Section 7.03(t) and subject to the ~~LAP~~Second Lien Intercreditor Agreement; ~~and~~

(w) Liens securing Specified Convertible Bond Exchange Refinancing as long as (i) such Liens secure such Indebtedness on a junior basis to the Liens securing the Obligations and on a junior basis to Liens securing Second Lien Obligations, in each case pursuant to the terms of an Intercreditor Agreement (as amended and restated in form and substance reasonably satisfactory to the Required Lenders to include such Liens as “silent” third-lien ranking Liens), (ii) no such Liens are on any property or assets of Borrower or any Subsidiary other than the Collateral, and (iii) the holders of such Indebtedness (or their representative) become a party to the Intercreditor Agreement; and

(v) additional Liens so long as the aggregate amount secured by such Liens is not in excess of $37,500,000.

Y. Section 7.02(g)(v) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(v) with respect to each such purchase or other acquisition for which (x) the Acquisition Consideration equals or exceeds ~~$50,000,000~~ $25,000,000 or (y) the Acquisition Consideration, together with the Acquisition Consideration of all such purchases or other consummated prior thereto, equals or exceeds ~~$150,000,000~~ $75,000,000:

(A) immediately after giving effect to such purchase or other acquisition, the pro forma Consolidated Leverage Ratio, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, shall not be greater than a ratio ~~0.50~~ 1.50 lower than the Consolidated Leverage Ratio required at such time by Section 7.11(a); and

(B) immediately after giving effect to such purchase or other acquisition, in addition to compliance with subpart (A) above), the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (such compliance to be determined on the basis of the Liquidity Amount as of the date of measurement);”

Z. Section 7.02(i) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(i) Investments in EverStream Solar Infrastructure Fund I LP made (x) prior to the Amendment No. 9 Date and (y) subsequent to the Amendment No. 9 Date in an aggregate amount not to exceed ~~$60,000,000~~ $9,000,000;”

AA. Section 7.02(o) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(o) Without limiting Section 7.02(bb), Investments in joint ventures or other business combinations formed for the purpose of manufacturing, selling, purchasing, or distributing polysilicon, crystal, or modules, or for the purpose of manufacturing, selling, purchasing or distributing wafers, cells, modules, trackers, inverters, and other balance-of-system components (“Poly/Crystal/Module JV”), which Investments in any such Poly/Crystal/Module JV shall be funded solely with the proceeds received after the Amendment No. 9 Date from the sale or licensing of Borrower’s or a Subsidiary’s IP Rights permitted to be sold or licensed hereunder to a Person (other than a Borrower or Subsidiary) that is a joint venture partner in such Poly/Crystal/Module JV, and/or the proceeds received after the Amendment No. 9 Date from the sale of Borrower’s or any Subsidiary’s proprietary equipment to such Poly/Crystal/Module JV (it being understood and agreed that the proceeds of such sales or licensing to a joint venture partner of such Poly/Crystal/Module JV and the proceeds of such sale of proprietary equipment to such Poly/Crystal/Module JV shall be used only to make Investments in such Poly/Crystal/Module JV and no other joint venture or business combination, unless such proceeds received after the Amendment No. 9 Date are received in cash by the Borrower or its Subsidiaries and are otherwise permitted to be Invested under Section 7.02(bb)); ~~Investments in a joint venture identified to the Administrative Agent prior to the Closing Date in an aggregate amount not to exceed $340,000,000 after the Closing Date so long as on the last day of the fiscal quarter immediately prior to the date of such Investment, the Net Joint Venture Investment Amount was positive and the Borrower shall have delivered to the Administrative Agent a certificate certifying as to the Net Joint Venture Investment Amount and containing the calculations thereof (in reasonable detail)~~;

BB. Section 7.02(q) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(q) Investments in SMP in an aggregate amount not to exceed $35,000,000; ~~the LAP Acquisition and the LAP Ancillary Purchases~~;”

CC. Section 7.02(r) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(r) to the extent constituting an Investment, Guarantees by the Borrower or any of its Subsidiaries of Contractual Obligations of Warehouse Entities, provided, that the operations, development and construction activities of such Warehouse Entities are controlled directly or indirectly by the Borrower or any of its subsidiaries (but not controlled directly or indirectly by YieldCo, YieldCo Intermediate, YieldCo II, YieldCo Intermediate or any of their subsidiaries) (in each case excluding Contractual Obligations for borrowed money) under power purchase agreements, renewable energy credit purchase contracts, tax indemnities, operation and maintenance agreements, development contracts, construction contracts, management services contracts, warranties, and other similar ordinary course contracts entered into in connection with such Person owning, operating, developing or constructing (but not financing) one or more Solar Energy Systems, provided such Guarantees remain in effect only for so long as such Solar Energy System is owned by the Warehouse Entity, and otherwise promptly terminated at the time such Solar Energy System is sold or transferred from the Warehouse Entity ~~(i) Borrower may form a new wholly-owned Domestic Subsidiary (“YieldCo Holdings”) to hold Equity Interests in YieldCo and may contribute YieldCo to YieldCo Holdings as long as YieldCo Holdings becomes a Loan Party and complies with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) substantially concurrently at the time of its formation, and (ii) Borrower may form a new wholly-owned Domestic Subsidiary (“YieldCo II Holdings”) to hold Equity Interests in YieldCo II and may contribute YieldCo II to YieldCo II Holdings as long as YieldCo II Holdings becomes a Loan Party and complies with the provisions of Section 6.13 (without regard to the time limits otherwise set forth therein) substantially concurrently at the time of its formation. For the avoidance of doubt, YieldCo Holdings and YieldCo II Holdings may be a single wholly-owned Domestic Subsidiary (“Master YieldCo Holdings”) formed for the purposes, and subject to the conditions, described in clauses (r)(i) and (r)(ii) above; provided that upon the formation of Master YieldCo Holdings and contribution thereto of YieldCo and YieldCo II, all references in this Agreement to YieldCo Holdings and YieldCo II Holdings shall be deemed to be references to Master YieldCo Holdings, as context may require~~;”

DD. Sections 7.02(w), 7.02(x), 7.02(y) of the Credit Agreement are amended and restated to read in their entirety as follows:

“(w) [Reserved] ~~the contribution or transfer of the Margin Loan Pledged Equity to the Margin Loan SPV in connection with the Permitted Margin Loan Financing~~;

(x) [Reserved] ~~the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Margin Loan SPV under the Permitted Margin Loan Financing and capital contributions (whether in the form of cash or Margin Loan Pledged Equity or otherwise) to the Margin Loan SPV to the extent necessary for the Margin Loan SPV to make required payments pursuant to the loan agreement governing the Permitted Margin Loan Financing~~;

(y) [Reserved] ~~the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the First Wind Subs under the First Wind Credit Facility and capital contributions (whether in the form of cash or otherwise) to the First Wind Subs to the extent necessary for the First Wind Subs to make required payments pursuant to the loan agreement governing the First Wind Credit Facility~~;

EE. Section 7.02(bb) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(bb) other Investments not exceeding ~~$200,000,000~~ $125,000,000 in the aggregate outstanding at any time.”

FF. The last paragraph of Section 7.02 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Notwithstanding anything to the contrary, neither the Borrower nor any Subsidiary may make any Investments in any Unrestricted Subsidiary other than Investments permitted by Sections 7.02(n), 7.02(p), ~~7.02(q),~~ 7.02(r), 7.02(u), 7.02(v), ~~7.02(w), 7.02(x)~~, 7.02(y), 7.02(z), 7.02(aa) or 7.02(bb).”

GG. Section 7.03(h) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(h) unsecured Indebtedness, of the Borrower so long as (A) immediately before and immediately after giving pro forma effect to any such Indebtedness, no Default shall have occurred and be continuing, (B) immediately after giving pro forma effect to any such Indebtedness, the pro forma Consolidated Leverage Ratio, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby and remained outstanding, shall be less than or equal to 2.50 to 1.00, (C) no such Indebtedness shall be guaranteed by any Subsidiary of the Borrower ~~of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations~~, (D) such Indebtedness shall have a maturity date not earlier than a date that is 180 days after the Latest Maturity Date, (E) such Indebtedness shall be subject to financial and other covenants, if any, that are no more restrictive than the covenants contained in this Agreement, and (F) the terms and conditions of such Indebtedness are otherwise reasonably satisfactory to the Administrative Agent; provided that the pro forma Consolidated Leverage Ratio test specified in clause (B) above shall not apply to Specified Indebtedness in an aggregate principal amount of up to $250,000,000, and in lieu thereof, (x) the Borrower shall be required to be in pro forma compliance with the Consolidated Leverage Ratio test specified in Section 7.11(a) (determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b)) and (y) the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement);”

HH. Section 7.03(l) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(l)(A) unsecured Indebtedness of the Borrower under the 2018 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $600,000,000 (which amount shall be reduced on or about the date of the issuance of the 2023 Convertible Senior Notes and the 2025 Convertible Senior Notes by an amount not to exceed, together with the reduction of the principal amount of the 2021 Convertible Senior Notes referenced in clause (B) below, $700,000,000 in the aggregate for both the 2018 Convertible Senior Notes and the 2021 Convertible Senior Notes) and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2018 Refinancing Convertible Bond Indebtedness”), (B) unsecured Indebtedness of the Borrower under the 2021 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $600,000,000 (which amount shall be reduced on or about the date of the issuance of the 2023 Convertible Senior Notes and the 2025 Convertible Senior Notes by an amount not to exceed, together with the reduction of the principal amount of the 2018 Convertible Senior Notes referenced in clause (A) above, $700,000,000 in the aggregate for both the 2018 Convertible Senior Notes and the 2021 Convertible Senior Notes), and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2021 Refinancing Convertible Bond Indebtedness”), (C) unsecured Indebtedness of the Borrower under the 2020 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $600,000,000, and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2020 Refinancing Convertible Bond Indebtedness”), (D) unsecured Indebtedness of the Borrower under the 2022 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $500,000,000, and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2022 Refinancing Convertible Bond Indebtedness”), (E) unsecured Indebtedness of the Borrower under the 2023 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $500,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2023 Refinancing Convertible Bond Indebtedness”), (F) unsecured Indebtedness of the Borrower under the 2025 Convertible Senior Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $500,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “2025 Refinancing Convertible Bond Indebtedness”); and (G) unsecured Indebtedness of the Borrower under the Apollo Permitted Seller Notes ~~and Guarantees thereof by the Guarantors~~, in aggregate principal amount not to exceed $350,000,000 and any refinancings, refundings, renewals or extensions thereof (including any Convertible Bond Indebtedness that is a refinancing thereof, the “Apollo Permitted Seller Notes Refinancing Convertible Bond Indebtedness”; and together with the 2018 Refinancing Convertible Bond Indebtedness, the 2020 Refinancing Convertible Bond Indebtedness, the 2021 Refinancing Convertible Bond Indebtedness, the 2022 Refinancing Convertible Bond Indebtedness, the 2023 Refinancing Convertible Bond Indebtedness and 2025 Refinancing Convertible Bond Indebtedness, the “Refinancing Convertible Bond Indebtedness”); provided that in the case of any refinancings, refundings, renewals or extensions of Indebtedness described in ~~either~~ any of the foregoing clauses (A) ~~or clause~~, (B), (C), (D), (E), (F) or (G) ~~(including any Refinancing Convertible Bond Indebtedness)~~ (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (ii) ~~the direct or any~~ no Subsidiary of the Borrower (or, for the avoidance of doubt, any Unrestricted Subsidiary) shall be a direct or contingent obligor (including any Guarantees by any Subsidiaries) or pledgor of assets ~~with respect thereto is not changed other than in connection with a transaction permitted by Section 7.04 between and among Subsidiaries none of which are Guarantors, or all of which are Guarantors, prior to such transaction~~, and (iii) the terms relating to principal amount, amortization, maturity, and other material terms taken as a whole, of any such Indebtedness refinancing, refunding, renewing or extending the applicable Convertible Senior Notes, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the applicable Convertible Senior Notes (it being understood that differences between the conversion rate of the applicable Convertible Senior Notes and the conversion rate of any applicable Refinancing Convertible Bond Indebtedness shall not be deemed to be less favorable in any material respect to the Loan Parties or the Lenders), such refinancing, refunding, renewing or extending Indebtedness shall be unsecured (unless constituting Specified Convertible Bond Exchange Refinancing), and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, further that, notwithstanding anything to the contrary in the preceding proviso, in the case of any refinancing, refundings, renewals or extensions of any Convertible Senior Notes (other the Apollo Permitted Seller Notes) effected through a cashless exchange, any such refinancing, refunding, renewal or extension shall only be permitted to the extent constituting a Specified Convertible Bond Exchange Refinancing (it being understood and agreed that no refinancing, refundings, renewals or extensions of the Apollo Permitted Seller Notes effected through a cashless exchange (other than with respect to closing fees and expenses) shall constitute a Specified Convertible Bond Exchange Refinancing). No Convertible Senior Notes shall be guaranteed by any Subsidiary of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations.”

II. Section 7.03(q) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(q) Indebtedness under the 313 Facility, so long as (A) such Indebtedness is not borrowed or guaranteed by any Person other than the Loan Parties and (B) such Indebtedness shall have a maturity date not earlier than a date that is one hundred eighty (180) days after the Maturity Date; ~~the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Margin Loan SPV under the Permitted Margin Loan Financing~~;”

JJ. Section 7.03(r) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(r) [Reserved]~~the unsecured Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the First Wind Subs under the First Wind Credit Facility~~;”

KK. Section 7.03(t) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(t) (i) Indebtedness under the ~~LAP~~ Second Lien Credit Agreement ~~in an aggregate principal amount not to exceed 169,000,000~~; and any Indebtedness (the “~~LAP~~ Second Lien Refinancing Debt”) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, the then existing Indebtedness under the ~~LAP~~ Second Lien Credit Agreement or the then existing ~~LAP~~ Second Lien Refinancing Debt (the “~~LAP~~ Second Lien Refinanced Debt”); provided that the ~~LAP~~ Second Lien Refinancing Debt shall not have a greater principal amount than the principal amount of the ~~LAP~~ Second Lien Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing principal amount of the ~~LAP~~ Second Lien Refinanced Debt;, (ii) Indebtedness evidenced by the Second Lien Convertible Notes (and any Indebtedness (the “Second Lien Convertible Refinancing Debt”) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, the then existing Indebtedness evidenced by the Second Lien Convertible Notes or the then existing Second Lien Convertible Refinancing Debt (the “Second Lien Convertible Refinanced Debt”); provided that the Second Lien Convertible Refinancing Debt shall not have a greater principal amount than the principal amount of the Second Lien Convertible Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the Second Lien Convertible Refinanced Debt and the Second Lien Convertible Refinancing Debt, and (iii) Other Pari Passu Lien Debt; as long as the Indebtedness under clauses (i), (ii) and (iii) does not exceed $950,000,000 in an aggregate principal amount any one time outstanding plus the principal amount of the Indebtedness incurred pursuant to and in accordance with the terms of Section 2.14 of the Second Lien Credit Agreement as in effect on the Amendment No. 9 Date not to exceed $200,000,000;”

LL. Section 7.05(h) of the Credit Agreement is amended and restated to read in its entirety as follows:

(h) (i) [reserved];

(ii) ~~Dispositions of Equity Interests in YieldCo and YieldCo Intermediate subsequent to the initial public offering of the Equity Interests in YieldCo~~[reserved];

(iii) (A) Dispositions of YieldCo Intermediate to YieldCo, and (B) Dispositions of other Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto ~~and components thereof to YieldCo or YieldCo Intermediate and (C) contribution of YieldCo to YieldCo Holdings to the extent permitted by Section 7.02(r)~~;

(iv) ~~Dispositions of Equity Interests in YieldCo II and YieldCo II Intermediate~~[reserved]; and

(v) (A) Dispositions of YieldCo II Intermediate to YieldCo II, and (B) Dispositions of other Non-Recourse Subsidiaries owning and operating Alternative Fuel Energy Systems and products related thereto and components thereof to YieldCo II or YieldCo II Intermediate ~~and (C) contribution of YieldCo II to YieldCo II Holdings to the extent permitted by Section 7.02(r)~~;”

MM. Sections 7.05(j) and (k) of the Credit Agreement are amended and restated to read in their entirety as follows:

“(j) [Reserved]~~contribution or other Disposition of the Warehouse Borrower to a direct or indirect subsidiary of the Equity Investor, as long as the Borrower or the applicable Guarantor receives adequate Cash and/or contractual rights (as determined by the Borrower in its reasonable judgment) for such contribution or Disposition~~;

(k) [Reserved]~~contribution or other Disposition of Warehouse Projects and Warehouse Project Companies to the Warehouse Borrower pursuant to the Permitted Borrower Warehouse Agreements, as long as (A) the Borrower or the applicable Guarantor receives adequate Cash and/or contractual rights (as determined by the Borrower in its reasonable judgment) for such contribution or Disposition of such Warehouse Projects and/or Warehouse Project Companies and (B) the Borrower and each applicable Guarantor shall have granted a Lien on and assigned all of its rights pursuant to each such Permitted Borrower Warehouse Agreement and the right to future payment to the Administrative Agent as security for the Obligations~~;”

NN. Section 7.05(m) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(m) [Reserved] ~~to the extent constituting a Disposition, the contribution or transfer of the Margin Loan Pledged Equity permitted by Section 7.02(w~~);”

OO. Section 7.05 of the Credit Agreement is further amended by inserting therein, immediately after the phrase “shall be for fair market value (as determined by the Borrower in its reasonable judgment).” a new sentence, which shall read in its entirety as follows

“Notwithstanding anything herein or in any other Loan Document to the contrary, (I) the Borrower shall not, nor shall it permit any Subsidiary to, Dispose or enter into any agreement to Dispose (including, without limitation, to any Affiliates), (A) any Equity Interest in YieldCo or YieldCo Intermediate, (B) any Equity Interest in YieldCo II or YieldCo II Intermediate, or (C) (i) any Equity Interest in any the Loan Party Service Provider or (ii) otherwise Dispose or enter into any agreement to Dispose (including, without limitation, by way of an assignment thereof) of the management services or operation and maintenance services business of any Loan Party Service Provider; provided, however, that notwithstanding the foregoing, in each case of the foregoing clause (C)(ii), each Loan Party Service Provider and its applicable subsidiaries shall be permitted to (x) collaterally assign any management service agreement or operations and maintenance agreement to the Administrative Agent as security for the Obligations and to the Second Lien Agent as security for the Second Lien Obligations, (y) enter into subcontracts in the ordinary course of business to perform its management services and operation and maintenance services business and (z) Dispose of management services and operation and maintenance services contracts associated with the Disposition of Solar Energy Systems to the extent such Solar Energy Systems are Disposed of in accordance with this Agreement and (II) the Borrower shall not, nor shall it permit any Subsidiary to, vote for any Disposition of, or enter into any agreement to Dispose (including, without limitation, to any Affiliates), any Designated IPP Assets.”

PP. Section 7.06(e), (o) and (p) of the Credit Agreement are amended and restated to read in their entirety as follows:

(e) to the extent any cash payment and/or delivery of the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) by the Borrower in satisfaction of its conversion obligation or obligations to purchase notes for cash under (A) the 2018 Convertible Senior Notes Indenture, the 2021 Convertible Senior Notes Indenture, the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture or, the Apollo Permitted Seller Notes Indenture (and any Permitted Refinancing Convertible Bond Indebtedness or Specified Convertible Bond Exchange Refinancing thereof) constitutes a Restricted Payment, the Borrower may make such Restricted Payment to the extent permitted by Section 7.14 and (B) the Second Lien Convertible Notes Indenture “(and any Second Lien Convertible Refinancing Debt) constitutes a Restricted Payment, the Borrower may make such Restricted Payment;”

“(o) ~~the Borrower may make capital contributions to the Margin Loan SPV to the extent necessary for the Margin Loan SPV to make required payments pursuant to the loan agreement governing the Permitted Margin Loan Financing~~ the Borrower may issue its common stock to the Second Lien Warrant Holders upon exercise of a Second Lien Warrant Holder to purchase such common stock pursuant to its Second Lien Warrant (including pursuant to a cashless exercise under the provisions thereof);;”

“(p) the Borrower may make capital contributions to ~~the First Wind Subs~~ its Subsidiaries to the extent necessary ~~for the First Wind Subs~~ to make required payments pursuant to the loan agreement governing the 313 Facility ~~First Wind Credit Facility~~;

QQ. Section 7.08 of the Credit Agreement is amended and restated to read in its entirety as follows:

“7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms at least as favorable to the Borrower and the other Loan Parties as would be obtainable by the Borrower and such other Loan Parties at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any Guarantor or between and among any Guarantors; (b) transactions consisting of the contribution or deposit of the Specified TERP Common Stock to or with the Seller Note SPV permitted by Section 7.02(u) or any other agreements between or among the purchaser or holder (or any entity on behalf thereof) of the Permitted Seller Notes, the Borrower, any Guarantor and/or the Seller Note SPV, in each case as the Borrower, any Guarantor and/or the Seller Note SPV may deem reasonably necessary or appropriate in connection with the issuance of the Permitted Seller Notes (including any agreements entered into in connection with the delivery and/or registration of any capital stock deliverable upon exchange of the Permitted Seller Notes), (c) [reserved] ~~transactions consisting of the contribution or transfer of the Margin Loan Pledged Equity permitted by Section 7.02(w) and the making of required payments pursuant to the loan agreement governing the Permitted Margin Loan Financing or any other agreements between or among any agent or any lender under Permitted Margin Loan Financing, the Borrower, any Guarantor and/or the Margin Loan SPV, in each case as the Borrower, any Guarantor and/or the Margin Loan SPV may deem reasonably necessary or appropriate in connection with the Permitted Margin Loan Financing~~; (d) transactions consisting of the direct or indirect contribution or transfer by the Borrower of ~~(i)~~ one or more or all of the Apollo Subs to YieldCo or its subsidiaries, ~~or (ii) one or more or all of the LAP Subs to YieldCo II or its subsidiaries~~, (e) [reserved] ~~transactions pursuant to the Distribution Payment Agreement referenced in clause (vii) of the definition of “Borrower/YieldCo II Agreements~~ transactions consisting of the making of required payments pursuant to the loan agreement governing the 313 Facility, or (f) transactions consisting of direct or indirect contribution or transfer of the SUNE Residential Portfolio to Apollo.”

RR. Section 7.09(a) of the Credit Agreement is amended by replacing the phrase:

“or (F) the LAP Second Lien Credit Documents or (G) the Distribution Payment Agreement referenced in clause (vii) of the definition of “Borrower/YieldCo II Agreements”

appearing therein with the following phrase:

or (F) the ~~LAP~~ Second Lien ~~Credit~~ Documents or (G) the 313 Facility ~~the Distribution Payment Agreement referenced in clause (vii) of the definition of “Borrower/YieldCo II Agreements~~”.

SS. Section 7.11(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(b) Liquidity Amount. Permit the Liquidity Amount, as of the end of any fiscal quarter of the Borrower occurring on or after June 30, 2014, to be less than ~~(A) the lesser of (i) $400 million and (ii) the sum of (x) $300 million plus (y) the amount, if any, by which the Aggregate Commitments exceed $300 million at such time, or (B) for so long as the Indebtedness by the Borrower described in Section 7.03(t) remains outstanding, $500~~ 500.0 million.”

TT. Section 7.12 of the Credit Agreement is amended and restated to read in its entirety as follows:

Amendments to Organization Documents; Borrower/SSL TopCo Agreement, Borrower/YieldCo Agreement, and Borrower/YieldCo II Agreement ~~and Related Agreements~~. Amend, modify or waive any of its rights under (a) any of its Organization Documents, Borrower/SSL TopCo Agreements, Borrower/YieldCo Agreements or Borrower/YieldCo II Agreements to the extent that such amendment, modification or waiver would be materially adverse to the interests of the Lenders, or (b) any ~~LAP~~ Second Lien ~~Credit~~ Document except to the extent permitted by the ~~LAP~~ Second Lien Intercreditor Agreement ~~or (c) any other Related Agreement to the extent that such amendment, modification or waiver would be materially adverse to the interests of the Lenders~~.

UU. Section 7.14 of the Credit Agreement is amended by:

(i) replacing the phrase:

“Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any unsecured Indebtedness incurred pursuant to Section 7.03(h) or 7.03(l) (other than (i) as permitted pursuant to Section 7.03(l), (ii) pursuant to an exchange for Second Lien Convertible Notes, (iii) any redemption required by”

appearing therein with the phrase

“Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any unsecured Indebtedness incurred pursuant to Section 7.03(h) or 7.03(l) (other than (i) as permitted pursuant to Section 7.03(l), (ii) pursuant to an exchange of such unsecured Indebtedness for Second Lien Convertible Notes, (iii) any redemption required by”;

(ii) replacing the phrase:

“or (iii) pursuant to a cash settlement method to the extent required by Section 4.03(a)(iv) of the 2018 Convertible Senior Notes Indenture, Section 4.03(a)(iv) of the 2021 Convertible Senior Notes Indenture, the corresponding section or article of the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture or Section 4.03(b) of the Apollo Permitted Seller Notes Indenture,”

appearing therein with the following phrase:

“or (iv) pursuant to a cash settlement method to the extent required by Section 4.03(a)(iv) of the 2018 Convertible Senior Notes Indenture, Section 4.03(a)(iv) of the 2021 Convertible Senior Notes Indenture, the corresponding section or article of the 2020 Convertible Senior Notes Indenture, the 2022 Convertible Senior Notes Indenture, the 2023 Convertible Senior Notes Indenture, the 2025 Convertible Senior Notes Indenture, or Section 4.03(b) of the Apollo Permitted Seller Notes Indenture”; and

(iii) replacing the phrase:

“or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness, with a “Specified Dollar Amount” (as defined therein) equal to or less than $1,000); provided that, without limitation of any of clauses (i), (ii) and (iii) of the immediately preceding parenthetical:”

appearing therein with the following phrase:

or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness, with a “Specified Dollar Amount” (as defined therein) equal to or less than $1,000); provided that, without limitation of any of clauses (i), (ii), ~~and~~ (iii) and (iv) of the immediately preceding parenthetical:

VV. Section 7.14 of the Credit Agreement is further amended by (i) deleting the word “and” at the end of clause (F) thereof, (ii) replacing the period at the end of clause (G) with the phrase “; and” and (ii) inserting therein a new clause (H), new clause (I) and new paragraph, which shall read in their entirety as follows:

“(H) the Borrower may make cash payment and/or deliver its common stock (or other securities or property following a merger event or other change of the common stock of Borrower) in satisfaction of its conversion obligation under the

Specified Convertible Bond Exchange Refinancing, as long as, in the case of cash payments (other than cash payments in lieu of fractional shares), both (x) immediately prior and after giving effect to any such cash payment, no Default shall exist or result therefrom and (y) immediately after giving effect to such cash payment, the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 7.11(a) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such cash payment had been consummated as of the first day of the fiscal period covered thereby) and the Liquidity Amount shall be greater than or equal to the minimum Liquidity Amount required by Section 7.11(b) (determined on the basis of the Liquidity Amount as of the date of measurement); and

(I) the Borrower may consummate one or more Designated Debt-For-Equity Exchanges.

Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower shall not, nor shall it permit any Subsidiary to, in each case using Cash or any Indebtedness (or the proceeds thereof) incurred or Guaranteed by the Borrower or any Subsidiary thereof (including, for the avoidance of doubt, any Unrestricted Subsidiary), prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness incurred pursuant to Section 7.03(h), 7.03(l) or 7.03(q) or, until the second anniversary of the Amendment No. 9 Date, any Term Loans under (and as defined in) the Second Lien Credit Agreement or the Second Lien Convertible Notes (other than mandatory prepayments of the Term Loans thereof or the Second Lien Convertible Notes to the extent, following the application of the mandatory prepayments in accordance with Section 2.05(h), any amounts remain to be returned to the Borrower); provided, however, that none of the foregoing shall prohibit (i) such prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness as a result of a cashless (other than with respect to closing fees and expenses) exchange of such Indebtedness incurred pursuant to Section 7.03(l) (other than pursuant to clause (G) thereof) for Indebtedness that constitutes a Specified Convertible Bond Exchange Refinancing or Designated Debt-For-Equity Exchanges or (ii) exchanges for Second Lien Convertible Notes.”

WW. Section 7.15 of the Credit Agreement is amended by replacing the following phrase:

“Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (X) any Indebtedness set forth in Schedule 7.03, or any term or condition of any Convertible Senior Notes except for”

appearing therein with the following phrase:

“Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (X) any Indebtedness set forth in Schedule 7.03, or any term or condition of any Convertible Senior Notes or any Permitted Refinancing Convertible Bond Indebtedness except for”.

XX. Section 7.15(X)(A) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(A) (i) any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(b) or, with respect to Convertible Senior Notes, Section 7.03(l) ~~and (B)~~ or (ii) any refinancing thereof resulting from Designated Debt-for-Equity Exchanges, (B) any exchange of Convertible Senior Notes for Second Lien Convertible Notes and (C).”

YY. Article VII of the Credit Agreement is further amended by inserting therein new Section 7.19, which shall read in its entirety as follows:

“7.19 Credit Agreement Non-Performance LC/BAs. (A) Request, or permit that any Person request, that any new Letter of Credit or Bankers’ Acceptances constituting Credit Agreement Non-Performance LC/BA be issued hereunder (or request (or permit that any Person request) or permit that any existing Letter of Credit or Bankers’ Acceptances constituting Credit Agreement Non-Performance LC/BA be extended or otherwise amended) unless and until the sum of (x) the aggregate undrawn amount of the outstanding Letters of Credit and the maximum amount of the outstanding Bankers’ Acceptances constituting in each case Credit Agreement Non-Performance LC/BAs and (y) Unreimbursed Amounts, including all L/C-BA Borrowings, is equal to or less than the Credit Agreement Non-Performance LC/BA Cap (it being understood and agreed, without limiting the foregoing, that in any event no new Letter of Credit or Bankers’ Acceptances constituting Credit Agreement Non-Performance LC/BA may be requested (or any existing Letter of Credit or Bankers’ Acceptances constituting Credit Agreement Non-Performance LC/BA extended or otherwise amended) before February 9, 2016 or unless the Borrower has timely delivered the first Weekly LC/BA Report pursuant to Section 6.02(h)) and (B) thereafter request (or permit any Person to request) that any new Letter of Credit or Bankers’ Acceptances constituting Credit Agreement Non-Performance LC/BA be issued hereunder if, after giving effect thereto, the sum of (x) the aggregate undrawn amount of the outstanding Letters of Credit and the maximum amount of the outstanding Bankers’ Acceptances constituting in each case Credit Agreement Non-Performance LC/BAs and (y) Unreimbursed Amounts, including all L/C-BA Borrowings, would exceed the Credit Agreement Non-Performance LC/BA Cap, unless the Borrower deposits in a Cash Collateral Account an amount equal to such excess at the time of such request.”

ZZ. Section 8.01(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(b) Specific Covenants. Any event constituting an “Event of Default” under any other Loan Document occurs or the Borrower fails to perform or observe any term, covenant or agreement either (i) contained in any of Section 6.02(h), 6.05, 6.11, 6.12, 6.13, 6.17, ~~or~~ 6.19, or 6.20 or Article VII, or (ii) contained in any of Section 6.01, 6.02 (other than 6.02(h)), 6.03, 6.09(d) or 6.21 and, in the case of this clause (ii), such failure continues for 15 days after the earlier of (x) knowledge thereof by any Responsible Officer or (y) receipt by the Borrower of a Notice of Default with respect thereto; or”

AAA. Section 8.01(e) of the Credit Agreement is amended by

(i) replacing the following phrase:

“(including the Guarantee by the Borrower to the Sellers of the Indebtedness and all obligations in connection therewith of the Seller Note SPV under the Permitted Seller Notes, the Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Margin Loan SPV under the Permitted Margin Loan Financing and the unsecured Guarantee by the Borrower described in Section 7.03(s))”

appearing therein with the following phrase:

“(including the Guarantee by the Borrower to the Sellers of the Indebtedness and all obligations in connection therewith of the Seller Note SPV under the Permitted Seller Notes, the Guarantee by the Borrower of the 313 Facility ~~the Guarantee by the Borrower of the Indebtedness and all obligations in connection therewith of the Margin Loan SPV under the Permitted Margin Loan Financing and the unsecured Guarantee by the Borrower described in Section 7.03(s)~~)”.

(ii) replacing the following phrase:

“or conversion of any Apollo Permitted Seller Notes pursuant to the terms of the Apollo Permitted Seller Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or (Y) any conversion or exchange of the Permitted Seller Notes into or for the Class A TERP Common Stock (and related payments of Cash in lieu of fractional shares), any conversion or exchange of the Permitted Mandatory Convertible Preferred into or for the common Equity Interest in the Borrower (and related payments of Cash in lieu of fractional shares) or any redemption or repurchase of Permitted Seller Notes or Permitted Mandatory Convertible Preferred upon the occurrence of a “Fundamental Change” (or equivalent) under the applicable indenture or other applicable document shall not constitute an Event of Default under this clause (i) or any redemption required by Article III of the 2018 Convertible Senior Notes Indenture or Article III of the 2021 Convertible Senior Notes Indenture or the corresponding section or article of the 2020 Convertible Senior Notes Indenture or the corresponding section or article of the 2022 Convertible Senior Notes Indenture or the corresponding section or article of the 2023 Convertible Senior Notes Indenture or the corresponding section or article of the 2025 Convertible Senior Notes Indenture or Article III of the Apollo Permitted Seller Notes Indenture or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness shall not constitute an Event of Default under this clause (i))”

appearing therein with the phrase:

“or conversion of any Apollo Permitted Seller Notes pursuant to the terms of the Apollo Permitted Seller Notes Indenture (or of any notes pursuant to the terms of any Permitted Refinancing Convertible Bond Indebtedness thereof) or conversion of any Second Lien Convertible Notes pursuant to the terms of the Second Lien Convertible Notes Indenture (or of any notes pursuant to the terms of any Second Lien Convertible Refinancing Debt thereof) or (Y) any conversion or exchange of the Permitted Seller Notes into or for the Class A TERP Common Stock (and related payments of Cash in lieu of fractional shares), any conversion or exchange of the Permitted Mandatory Convertible Preferred into or for the common Equity Interest in the Borrower (and related payments of Cash in lieu of fractional shares) or any redemption or repurchase of Permitted Seller Notes or Permitted Mandatory Convertible Preferred upon the occurrence of a “Fundamental Change” (or equivalent) under the applicable indenture or other applicable document shall not constitute an Event of Default under this clause (i) or any redemption required by Article III of the 2018 Convertible Senior Notes Indenture or Article III of the 2021 Convertible Senior Notes Indenture or the corresponding section or article of the 2020 Convertible Senior Notes Indenture or the corresponding section or article of the 2022 Convertible Senior Notes Indenture or the corresponding section or article of the 2023 Convertible Senior Notes Indenture or the corresponding section or article of the 2025 Convertible Senior Notes Indenture or the corresponding section or article of the Second Lien Convertible Notes Indenture or Article III of the Apollo Permitted Seller Notes Indenture or by the corresponding sections of the indentures governing any Permitted Refinancing Convertible Bond Indebtedness or Second Lien Convertible Refinancing Debt shall not constitute an Event of Default under this clause (i))”.

BBB. The last paragraph of Section 9.06 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If Wells Fargo resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit and Bankers’ Acceptances issued by it and outstanding, and all Bankers’ Acceptances issuable under any Acceptance Credits outstanding, as of the effective date of its resignation as L/C Issuer and all L/C- BA Obligations with respect thereto (including the right to require the Lenders to make Committed Loans that are US Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C

Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

CCC. Section 9.10(a)(i) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations and other obligations not then payable which expressly survive termination) and the expiration or termination of all Letters of Credit and Bankers’ Acceptances (other than Letters of Credit and Bankers’ Acceptances as to which other arrangements satisfactory to the L/C Issuer shall have been made (which arrangements may include, in the L/C Issuer’s discretion, Cash Collateral or backstop letters of credit satisfactory to the L/C Issuer in an amount equal to 102.5% of the then Outstanding Amount of all L/C-BA Obligations) (the date on which all of the foregoing in this clause (i) has occurred, the “Termination Date”),”

DDD. Section 10.04(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by each Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for such Agent and Advisor/Consultant), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by any Agent or any Lender (including the fees, charges and disbursements of any counsel for any Agent or any Lender and Advisor/Consultant), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. All fees and reasonable out of pocket expenses of any Advisor/Consultant shall be paid by the Borrower as and when invoiced by such Advisor/Consultant.”

EEE. Exhibit D attached to the Credit Agreement is amended and restated as Exhibit D (Form of Compliance Certificate) attached hereto.

FFF. Exhibit N attached to the Credit Agreement is amended and restated as Exhibit N (Form of Second Lien Intercreditor Agreement) attached hereto.

GGG. Exhibit O attached to the Credit Agreement is amended and restated as Exhibit O (Form of Second Lien Credit Agreement) attached hereto.

HHH. Exhibit XX attached to the Credit Agreement is amended and restated as Exhibit XX (Form of Second Lien Convertible Notes Indenture) attached hereto.

III. Schedule 5.23 attached hereto is inserted in the Credit Agreement as Schedule 5.23(A) (Letters of Credit and Bankers’ Acceptances) thereto.

SECTION II.	AMENDMENTS TO THE PLEDGE AND SECURITY AGREEMENT

A. Section I (Investment Related Property) of Schedule 5.2 to the Pledge and Security Agreement is hereby amended and restated in the form of Annex B (Investment Related Property) attached hereto.

B. Section 2.2 of the Pledge and Security Agreement is hereby amended by:

(i) Section 2.2(b) of the Pledge and Security Agreement is hereby amended and restated:

“(b) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote;”

(i) Section 2.2(c) of the Pledge and Security Agreement is hereby amended by replacing the following phrase:

“(y) each other Person which is not a Subsidiary”

appearing therein with the following phrase:

“(y) each other Person which is not a Subsidiary (other than any Unrestricted Subsidiary)”;

(ii) Section 2.2(d) of the Pledge and Security Agreement is hereby amended by amending and restating the proviso appearing therein to read in its entirety as follows:

“provided, further, however, that the Collateral shall include (and such security interest shall attach to) the Equity Interests in (i) YieldCo and YieldCo Intermediate, (ii) YieldCo II and YieldCo II Intermediate, (iii) Intermediate Holdings, (iv) First Wind Holdings, (v) Apollo Holdings and all Equity Interests held by Apollo Holdings, (vi) each of the Loan Party Service Providers and (vii) any Warehouse Entity (if any equity interest therein is directly held or owned by any Grantor);”

(iii) replacing the period at the end of clause (e) thereof with the phrase “; and” and inserting a new clause (f), which shall read in its entirety as follows:

“(f) the Fronting Compensation Fee Account (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 9 Date) and the funds on deposit therein.”

SECTION III.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the Administrative Agent receiving:

(i) a counterpart signature page of this Amendment duly executed by the Loan Parties, each L/C Issuer and the Required Lenders and the acknowledgement of this Amendment by the Administrative Agent;

(ii) evidence that the Borrower and its Subsidiaries shall have (A) repaid in full all Indebtedness under the Existing Second Lien Credit Agreement, (B) terminated any commitments to lend or make other extensions of credit thereunder, and (C) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of the Borrower and its Subsidiaries thereunder being repaid on the Amendment No. 9 Date;

(iii) evidence that the Borrower and its Subsidiaries shall have (i) repaid in full all Indebtedness under the Existing Margin Loan Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of the Borrower and its Subsidiaries and other obligors thereunder being repaid on the Closing Date;

(v) a Perfection Certificate updated through the Amendment No. 9 Date;

(vi) evidence that the Borrower has established at least three Cash Collateral Accounts;

(vii) The representations and warranties contained in Section 5.23 of the Credit Agreement (after giving effect to this Amendment) are true and correct on and as of the date of the Amendment No. 9 Date;

(viii) a payment of all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Administrative Date, and

(vii) each of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Annex A, each of which shall be in form and substance satisfactory to the Administrative Agent.1

The date of the satisfaction of each such condition is referred to herein as the “Amendment Effective Date”.

1	On the post-closing basis, Banco Popular account must be either closed or DACA obtained.

SECTION IV.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

A. Corporate Power and Authority. Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents.

B. Authorization; No Contravention. The execution and delivery by Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; or (c) violate any Law.

C. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery by Borrower or performance by, or enforcement against, Borrower of this Amendment, the Credit Agreement or any other Loan Document, except those that, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

D. Binding Effect. This Amendment, when delivered hereunder, will have been duly executed and delivered by Borrower, and when so delivered will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

E. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article V of the Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date after giving effect to the Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

F. Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or would result from the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.	CONSENT AND AUTHORIZATION

Each Lender party hereto hereby (A) consents to the terms of the Second Lien Credit Agreement in substantially the form attached hereto as Exhibit O and (B) consents to the terms of the Second Lien Convertible Notes Indenture in substantially the form attached hereto as Exhibit XX and (C) authorizes and directs the Administrative Agent to execute the Second Lien Intercreditor Agreement in substantially the form attached hereto as Exhibit N.

SECTION VI.	POST AMENDMENT OBLIGATIONS

The Borrower shall, and shall cause each other Loan Party to, comply with the requirements set forth on Annex C within the time periods set forth therein (as any such period may be extended by the Administrative Agent in its sole discretion) (and, notwithstanding anything in the Credit Agreement or otherwise to the contrary, any failure to so comply shall result in an immediately Event of Default under the Credit Agreement.

SECTION VII.	ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments to the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, except as expressly amended by this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Amendment Effective Date after giving effect to the Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VIII.	MISCELLANEOUS

A. Effect on the Credit Agreement and the Other Loan Documents. Except as expressly amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SUNEDISON, INC.,
as the Borrower

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	EVP, CAO & CFO

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Senior Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Jerry Li
Name:	Jerry Li
Title:	Authorized Signatory

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

MIHI LLC,
as a Lender

By:	/s/ Ayesha Farooqi
Name:	Ayesha Farooqi
Title:	Authorized Signatory

By:	/s/ Michael Barrish
Name:	Michael Barrish
Title:	Authorized Signatory

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

THE ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Rahul D. Shah
Name:	Rahul D. Shah
Title:	Authorized Signatory

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

The undersigned hereby joins this Amendment No. 9 to Credit Agreement solely for the purpose of evidencing the undersigned’s consent to amend Sections 2.03(b)(i) and 2.03(c)(v) of the Credit Agreement, as set forth in clauses G and H of Section I of this Amendment.

THE ROYAL BANK OF CANADA,
as L/C Issuer

By:	/s/ Rahul D. Shah
Name:	Rahul D. Shah
Title:	Authorized Signatory

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

CITICORP NORTH AMERICA INC.,
as a Lender

By:	/s/ Cari Cho
Name:	Cari Cho
Title:	Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Mathew Cybul
Name:	Mathew Cybul
Title:	Assistant Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

The undersigned hereby joins this Amendment No. 9 to Credit Agreement solely for the purpose of evidencing the undersigned’s consent to amend Sections 2.03(b)(i) and 2.03(c)(v) of the Credit Agreement, as set forth in clauses G and H of Section I of this Amendment.

KEYBANK NATIONAL ASSOCIATION,
as L/C Issuer

By:	/s/ Lisa A. Ryder
Name:	Lisa A. Ryder
Title:	Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lisa A. Ryder
Name:	Lisa A. Ryder
Title:	Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Gregory Fantoni
Name:	Gregory Fantoni
Title:	Authorized Signatory

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ J.B. Meanor II
Name:	J.B. Meanor II
Title:	Managing Director

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

SUNEDISON HOLDINGS CORPORATION,
as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

MEMC PASADENA, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

ENFLEX CORPORATION, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

NVT, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

SOLAICX,
as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUN EDISON LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON CANADA, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

FOTOWATIO RENEWABLE VENTURES, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

SUNEDISON CONTRACTING, LLC,
as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

NVT LICENSES, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

TEAM-SOLAR, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON UTILITY HOLDINGS, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNE ML 1, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Senior Vice President

SunEdison, Inc.

Amendment No. 9 to Credit Agreement

Signature Page